Exhibit 10.2

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of [            ], 2007 (the “Agreement”) by and among United Refining Energy Corp., a Delaware corporation (the “Company”), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and American Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [    ], 2007 (“Underwriting Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank’) and Maxim Group LLC (“Maxim” and together with Deutsche Bank, hereinafter referred to as the “Representatives”) acting as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 25,000,000 units (not including the underwriters’ over-allotment option) (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (“Warrant”), each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated [    ], 2007 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-144704) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [    ], 2007 (the “Effective Date”);

WHEREAS, the Initial Stockholders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of their shares of Common Stock, as set forth opposite their respective names in Exhibit A attached hereto (collectively the “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, the Company has entered into a Subscription Agreement with one of the Initial Stockholders (the “Initial Warrantholder”, and together with the Initial Stockholders, the “Initial Holders”), dated July 13, 2007 and as amended on September 6, 2007 (the “Subscription Agreement”), pursuant to which the Initial Warrantholder has agreed to purchase 6,125,000 warrants (the “Private Warrants”) in a private placement transaction;

WHEREAS, the Initial Warrantholder has agreed as a condition of the sale of the Private Warrants to deposit the Private Warrants (together with the Escrow Shares, the “Escrow Securities”), with the Escrow Agent as hereinafter provided; and

WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. On or before the Effective Date, each of the Initial Holders shall deliver to the Escrow Agent certificates representing his, her or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Holder acknowledges and agrees that the certificates representing his or her Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities.

3.1 The Escrow Agent shall hold the Escrow Shares and the Private Warrants until the termination of their respective Escrow Period (as defined below). In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Shares are deposited with the Escrow Agent and ending on the date that is the earlier of twelve (12) months following the consummation of the initial Business Combination (as such term is defined in the Registration Statement) or three (3) years from the Effective Date. In the case of the Private Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Private Warrants are deposited with the Escrow Agent and ending on the day after the date of the consummation of the initial Business Combination. On the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from each Initial Holder, disburse each of the Initial Holders’ Escrow Securities to such Initial Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Securities to the Initial Holders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Initial Holders in Escrow Securities.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of Initial Holders’ immediate family or to a trust or other entity, the beneficiary of which is an Initial Holder or a member of an Initial Holder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Holder, (iii) pursuant to a qualified domestic relations order, (iv) to an entity that is an Initial Holder, (v) to any person or entity controlling, controlled by, or under common control with, an Initial Holder or (vi) with respect to an Initial Holder who is an individual, to an entity controlled by such Initial Holder; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Holder transferring the Escrow Securities. During the Escrow Period, the Initial Holders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. Each of the Initial Holders has executed a letter agreement with the Representatives and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Holder in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representatives, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Third Party Beneficiaries. Each of the Initial Holders hereby acknowledges that the Underwriters, including, without limitation, the Representatives, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

United Refining Energy Corp

823 Eleventh Avenue

New York, New York 10019

Attn: John Catsimatidis, Chief Executive Officer and Chairman

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company

6201-15th Avenue

Brooklyn, New York 112198

Attn: [                    ]

Fax No.: [                    ]

A copy of any notice sent hereunder shall be sent to:

Lowenstein Sandler, PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: Steven Skolnick

Fax No.: 973-597-2400

and:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Equity Capital markets - Syndicate Desk

Fax: (212) 797-9344

Maxim Group, LLC

405 Lexington Avenue

New York, New York 10174

Attn: Clifford Teller

and:

Ellenoff, Grossman & Schole LLP

370 Lexington Avenue

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.9 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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WITNESS the execution of this Agreement as of the date first above written.

UNITED REFINING ENERGY CORP.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

INITIAL STOCKHOLDERS:

United Refining Inc.

By:
Name:.
Title:

Address: 823 11th Avenue
New York, New York 10019

EXHIBIT A

Investor	Investors Address and Facsimile Number
Name: United Refining, Inc. Number of Shares: 6,250,000 Number of Warrants: 6,125,000	823 Eleventh Avenue New York, New York 10019 Attn: John Catsimatidis Facsimile Number:

EXHIBIT B

Escrow Agent Fees

$1,800 annually for acting agent escrow fee.

First year agent fee to be paid at closing.